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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-85689) of our report dated August 9, 1999 relating to the financial statements of Online Public Records Business (a division of Information America, Inc. including the KnowX.com and Informed product line), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota

October 4, 1999